Exhibit 4.1

EXECUTION COPY

$250,000,000

RAYONIER TRS HOLDINGS INC.

3.75% Senior Exchangeable Notes due 2012

PURCHASE AGREEMENT

October 10, 2007

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”),

    As Representative of the Several Purchasers,

        Eleven Madison Avenue,

            New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Rayonier TRS Holdings Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$250,000,000 principal amount of its 3.75% Senior Exchangeable Notes due 2012 (“Firm Securities”) and also proposes to grant to the Purchasers an option exercisable from time to time by Credit Suisse to purchase an aggregate of up to an additional $50,000,000 in aggregate principal amount (“Optional Securities”, and together with the Firm Securities, the “Securities”) of its 3.75% Senior Exchangeable Notes due 2012, each to be issued under an indenture, to be dated as of October 16, 2007 (the “Indenture”), between the Company, the Guarantor and The Bank of New York, N.A., as Trustee. The Securities will be unconditionally guaranteed as to the payment of principal and interest by Rayonier Inc., a North Carolina corporation (the “Guarantor” and such guarantee, the “Guarantee”). The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3, together with the Guarantee, are herein collectively called the “Offered Securities”.

The Securities will be exchangeable, subject to certain conditions set forth in the Indenture, at the option of the holder for shares of common stock, no par value, of the Guarantor (the “Common Stock”), in accordance with the terms of the Offered Securities.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Commission registering the resale of the Offered Securities and the Underlying Shares, as hereinafter defined, under the Securities Act.

The Company hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 5:30 pm (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated October 9, 2007, relating to the Offered Securities to be offered by the Purchaser.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations and the rules of the New York Stock Exchange (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule B hereto.

“Underlying Shares” shall mean shares of Common Stock into which the Offered Securities are exchangeable.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and on and as of each Closing Date, the General Disclosure Package and the Final Offering Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s or the Guarantor’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports through the date of this Agreement (collectively, the “Exchange Act Reports”) which have been filed by the Company or the Guarantor with the Commission or sent to shareholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Company and the Guarantor. Each of the Company and the Guarantor has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to do so would not reasonably be expected to, individually or in the aggregate, have a material adverse effect or a prospective material adverse effect on the condition (financial or otherwise), results of operation, business or properties of the Company or Guarantor, taken as a whole (a “Material Adverse Effect”).

(d) Subsidiaries. Each Significant Subsidiary (as defined below), including any off-balance sheet entity, has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, partnership, limited liability company or other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company or the Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than any liens or encumbrances in favor of the Guarantor or a Significant Subsidiary. “Significant Subsidiaries” means the Company and the entities listed on Schedule D hereto.

(e) Indenture. The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming due authentication of the Offered Securities by the Trustee), and the Indenture and such Offered Securities will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and entitled to the benefits provided by the Indenture.

(f) Underlying Shares. The Underlying Shares initially issuable upon exchange of such Securities have been duly authorized and reserved for issuance upon such exchange, will conform, in all material respects, to the information in the General Disclosure Package and to the description of such Underlying Shares contained in the Final Offering Circular; the authorized equity capitalization of the Guarantor is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Guarantor are, and when issued upon exchange the Underlying Shares will be, validly issued, fully paid and nonassessable; and the stockholders of the Guarantor have no preemptive rights with respect to the Underlying Shares, and none of the outstanding shares of capital stock of the Guarantor have been issued in violation of any preemptive or similar rights of any security holder.

(g) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(h) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

(i) Guarantee. The Guarantee to be endorsed on the Offered Securities by the Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of the Guarantor endorsed thereon will have been duly executed and delivered by the Guarantor, will conform to the description thereof contained in General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing.

(j) No Registration Rights. Except pursuant to the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantee registered pursuant to any Registration Statement.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantee by the Company and the Guarantor except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and for such as may be required under state securities or “blue sky” laws.

(l) Title to Property. Except as disclosed in the General Disclosure Package, the Company, the Guarantor and the Significant Subsidiaries have good and marketable title to all real properties and title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company, the Guarantor and the Significant Subsidiaries hold their leased real or personal property under valid and enforceable leases, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(m) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and Guarantee and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to, the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantor or any of their respective subsidiaries is subject, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their respective subsidiaries.

(n) Absence of Existing Defaults and Conflicts. None of the Company, the Guarantor or their respective subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violation or defaults that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(p) Possession of Licenses and Permits. The Company, the Guarantor and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(q) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r) Possession of Intellectual Property. The Company, the Guarantor and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s) Environmental Laws. Except as disclosed in the General Disclosure Package, none of the Company, the Guarantor or their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to regulation under any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(t) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Description of the Notes” and “Certain United States Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(u) Absence of Manipulation. None of the Company, the Guarantor and their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.

(v) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Preliminary Offering Circular, a Final Offering Circular, or any Issuer Free Writing Communication are based on or derived from sources that the Company and the Guarantor believe to be reliable and accurate.

(w) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Guarantor and its Board of Directors (the “Board”) are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules. The Company and the Guarantor maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Guarantor, any of their respective subsidiaries or any of their respective properties would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantee; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened.

(y) Financial Statements. The financial statements included in the General Disclosure Package present fairly the financial position of the Company, the Guarantor and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(z) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries, taken as a whole, that has had a Material Adverse Effect; (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of their capital stock, except for dividend distributions from the Company to the Guarantor and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantor and their respective subsidiaries.

(aa) Investment Company Act. Neither the Company nor the Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act.

(bb) Regulations T, U, X. Neither the Company nor the Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(cc) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or the Guarantor’s retaining any rating assigned to the Company or the Guarantor or any securities of the Company or the Guarantor or (ii) has indicated to the Company or the Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.

(dd) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ee) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and Regulation D thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ff) No General Solicitation; No Directed Selling Efforts. Neither the Company nor the Guarantor has entered and neither the Company nor the Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(gg) Reporting Status. The Company and the Guarantor are subject to Section 13 or 15(d) of the Exchange Act.

(hh) Each of the Company and the Guarantor represents and warrants on behalf of such entity and their respective subsidiaries, affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, that it has instituted and maintains policies and procedures designed to ensure continued compliance with the laws referenced herein at subparagraphs (a) through (c) and that, except to the extent that any such violation would not cause or result in a Material Adverse Effect, it has not violated, and its participation in the offering will not violate each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality in which the foregoing entities or individuals do business on behalf of the Company, the Guarantor or its subsidiaries, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ii) Taxes. The Company, the Guarantor and their respective subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company, the Guarantor and their respective subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(jj) Insurance. The Company, the Guarantor and their respective subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company, the Guarantor or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantor and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.00% of the principal amount thereof plus accrued interest from October 16, 2007 to the First Closing Date (as hereinafter defined), U.S. $250,000,000 principal amount of the Firm Securities.

The Company will deliver against payment of the purchase price the Firm Securities to be purchased by the several Purchasers hereunder and to be offered and sold by the Purchasers in reliance on Rule 144A (the “Firm 144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Firm Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Firm Restricted

Global Securities shall be assigned separate CUSIP numbers. The Firm Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Firm 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at 10:00 A.M., (New York City time), on October 16, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Restricted Global Securities representing all of the Firm 144A Securities. The Firm Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 13 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the several Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree to purchase such Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given, provided that any Optional Closing Date shall occur within the thirteen day period beginning on, and including the First Closing Date. Payment for the Optional Securities being purchased on such Optional Closing Date by the Purchasers hereunder and to be offered and sold by the Purchasers in reliance on Rule 144A (“Optional 144A Securities”) shall be made by the Purchasers by in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the above office of Cravath, Swaine & Moore LLP, against delivery to the Trustee of the Restricted Global Securities representing all of the Optional Rule 144A Securities being purchased on such Optional Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

(c) Each Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5. Certain Agreements of the Company and the Guarantor. The Company and the Guarantor agree with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Company and the Guarantor will promptly advise the Representative of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Company and the Guarantor promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representative’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company and the Guarantor will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative may reasonably request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantor will promptly furnish or cause to be furnished to the Representative (and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company and the Guarantor will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company and the Guarantor will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual report to shareholders for such year; and the Company and the Guarantor will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company and the Guarantor filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company and the Guarantor as the Representative may reasonably request. However, so long as (x) the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and (y) with respect to the annual report to shareholders, has furnished such annual report on the Guarantor’s website, it is not required to furnish such reports or statements to the Purchasers.

(e) Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representative and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of two years after the Closing Date, the neither the Company nor the Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company and the Guarantor will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading and any expenses incidental thereto; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantor will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, the Company and the Guarantor relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantor’s officers and employees and any other expenses of the Company and the Guarantor including the chartering of airplanes.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j) Absence of Manipulation. In connection with the offering, until Credit Suisse shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company, the Guarantor nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company, the Guarantor nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For a period of 90 days after the date hereof, neither the Company nor the Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue or its Common Stock, or any securities (other than the Offered Securities) convertible into or exchangeable or exercisable for any of the Guarantor’s Common Stock (“Lock-Up Securities”), except as described in the General Disclosure Package and the transactions contemplated thereby: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Lock-Up Securities pursuant to the Company’s or the Guarantor’s dividend reinvestment plan. Neither the Company nor the Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and the Guarantor each represents and agrees that, unless it obtains the prior consent of Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet, the form of which is attached to Schedule B hereto, or (ii) does not contain any material information about the Company or the Guarantor or their securities that was provided by or on behalf of the Company or the Guarantor, it being understood and agreed that the Company and the Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the First Closing Date on the Final Offering Circular, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Vinson & Elkins L.L.P. The Purchasers shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company and the Guarantor, that:

(i) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Exchange Act Reports; and each of the Company, the Guarantor and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all jurisdictions set forth in a schedule annexed to such opinion.

(ii) The Indenture has been duly authorized, executed and delivered by the Company; and the Indenture delivered on such Closing Date constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and entitled to the benefits provided by the Indenture. Assuming due authorization and execution under the laws of the State of North Carolina by the Guarantor, the Indenture delivered on such Closing Date constitutes a valid and legally binding obligation of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and entitled to the benefits provided by the Indenture.

(iii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(iv) The Securities delivered on the applicable Closing Date have been duly authorized, executed, authenticated, issued and delivered by the Company and conform, in all material respects, to the information in the General Disclosure Package and the description thereof contained in the Final Offering Circular. When the Securities are paid for in accordance with this Agreement, executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing.

(v) When the Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of the Guarantor endorsed thereon, assuming that the Guarantee has been duly authorized, executed and delivered under the laws of the State of North Carolina, will constitute the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing.

(vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and entitled to the benefits provided by the Registration Rights Agreement and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law and by public policy. Assuming due authorization and execution under the laws of the State of North Carolina by the Guarantor, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and implied covenants of good faith and fair dealing and entitled to the benefits provided by the Registration Rights Agreement and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law and public policy.

(vii) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither the Company nor the Guarantor will be an “investment company” as defined in the Investment Company Act.

(viii) No consent, approval, authorization or order of, or filing with, any U.S. federal or New York State governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and Underlying Shares by the Company and the Guarantor, except such as may be required under state securities or “blue sky” laws and except for the filing of the Shelf Registration Statement with the Commission and the order of the Commission declaring effective the Shelf Registration Statement.

(ix) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or by-laws of the Company or any of its subsidiaries, any U.S. Federal or New York State statute, rule, regulation or the Delaware General Corporation Law or any order thereunder known to such counsel of any U.S. Federal or New York State governmental agency or body or any court having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or any agreement or instrument filed as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2006 to which the Guarantor is a party or by which the Guarantor is bound or to which any of the properties of the Guarantor is subject, and the Company has requisite power and authority to authorize, issue and sell the Offered Securities and contemplated by this Agreement.

(x) The statements set forth in the General Disclosure Package and in the Final Offering Circular under the captions “Description of the Notes” and “Certain United States Federal Income Tax Considerations” insofar as they purport to be summaries of legal matters and agreements described therein are accurate summaries thereof in all material respects.

(xi) This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Assuming the accuracy and completeness of the representations of the parties hereto set forth herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the initial resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement and the Indenture, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resales of the Offered Securities.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the auditors for the Company and the Guarantor and with the Purchasers’ representatives at which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed. Such counsel did not participate in the preparation of any of the documents incorporated by reference in the Preliminary Offering Circular or the Final Offering Circular. Although such counsel has not independently verified the information in the Preliminary Offering Circular or the Final Offering Circular, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the General Disclosure Package or the Final Offering Circular, on the basis of the foregoing, nothing has come to such counsel’s attention which would lead such counsel to believe that the General Disclosure Package, as of the Applicable time, or that the Final Offering Circular as of its date or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief as to the financial statements and related notes, financial statement schedules and other financial and accounting data included in or omitted from the General Disclosure Package or the Final Offering Circular).

In rendering the opinion expressed in paragraph (i) above as to valid existence, good standing and foreign qualification, such counsel may rely solely on certificates of governmental agencies.

In rendering the opinion expressed in paragraph (viii), such counsel may assume that no court of competent jurisdiction would construe the provisions in the Registration Rights Agreement or related provisions in the Indenture providing for liquidated damages or additional interest as commercially unreasonable or a penalty or forfeiture.

(d) Opinion of Alston and Bird LLP. The Purchasers shall have received an opinion, dated such Closing Date, of Alston and Bird LLP, North Carolina counsel for the Guarantor, that:

(i) Good Standing of the Guarantor. The Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Exchange Act Reports.

(ii) Indenture. The Indenture has been duly authorized, executed and delivered by the Guarantor.

(iii) Guarantee. The Guarantee has been duly authorized, executed and delivered by the Guarantor.

(iv) Underlying Shares. The shareholders of the Guarantor have no preemptive rights with respect to the issuance of the Underlying Shares upon the exchange of the Securities; and all Underlying Shares, when issued upon exchange of the Securities, will be validly issued, fully paid and nonassessable.

(v) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor.

(vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance of the Underlying Shares upon exchange of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to the charter or by-laws of the Guarantor, any North Carolina statute, rule, regulation or order of any North Carolina governmental agency, body or court having jurisdiction over the Guarantor or its properties, and the Guarantor has full power and authority to authorize and issue the Guarantee.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Guarantor.

(e) Opinion of General Counsel. The Purchasers shall have received an opinion, dated such Closing Date, of Michael R. Herman, Vice President and General Counsel for the Company and the Guarantor, that:

(i) Subsidiaries. Each Significant Subsidiary (including any special purpose entity) has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package;

and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Significant Subsidiary owned by the Company and the Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ii) Underlying Shares. The shares of such Common Stock initially issuable upon exchange of the Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such exchange, conform to the information in the General Disclosure Package and conform to the description of such Common Stock contained in the General Disclosure Package and the Final Offering Circular in all material respects.

(iii) Offered Securities. The Offered Securities have been duly authorized by the Company and the Guarantor; and when the Offered Securities are issued, executed and authenticated in accordance with the terms of the Indenture, the Offered Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) Guarantee. The Guarantee to be endorsed on the Offered Securities by the Guarantor has been duly authorized by the Guarantor, and have been duly executed and delivered by the Guarantor and conform to the description thereof contained in the Final Offering Circular.

(v) No Registration Rights. Other than the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with the Securities and Guarantee registered pursuant to any Registered Statement.

(vi) Litigation. There are no pending actions, suits or proceedings against or affecting the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened.

(vii) Absence of Existing Defaults and Conflicts. Neither the Company nor the Guarantor nor any of their respective subsidiaries is in violation of its charter or by-laws and, to the best of such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package, except such defaults and violations that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(f) Opinion of Counsel for Purchasers. The Purchasers shall have received from Cravath Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. The Purchasers shall have received certificates, dated such Closing Date, of an executive officer of the Company and the Guarantor and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that the representations and warranties of the Company and the Guarantor in this Agreement are true and correct, that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Exchange Act Reports or as described in such certificate.

Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Cravath Swaine & Moore LLP, copies of which are held by the Company, the Guarantor and Credit Suisse, with such changes as Credit Suisse may approve.

The Company and the Guarantor will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantor will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section

15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular: the third, ninth, tenth and eleventh paragraphs and the first, second and fourth sentences of the fifteenth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying party shall not be, in connection with any proceeding or related proceeding the same jurisdiction, liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for each indemnified party, and that all such fees and expenses shall be reasonable and shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantor and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantor will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 50 North Laura Street, Jacksonville, FL 32202, Attention: Vice President and General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantor and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representative has advised or is advising the Company or the Guarantor on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representative and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that the Representative has no obligation to disclose such interests and transactions to Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantor.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantor and the several Purchasers in accordance with its terms.

Very truly yours,

RAYONIER TRS HOLDINGS INC.

By
Name:
Title:

RAYONIER INC.

By:
Name:
Title:

The foregoing Purchase Agreement

is hereby confirmed and accepted

as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Purchasers

SCHEDULE A

Principal Amount of
Purchaser	3.75 % Senior Exchangeable Notes due 2012
Credit Suisse Securities (USA) LLC	$162,500,000

J. P. Morgan Securities Inc.	$50,000,000

Banc of America Securities LLC	$25,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000

Total	$250,000,000

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated October 10, 2007, a copy of which is attached hereto.

2.	Information contained in the final table, a copy of which is attached hereto, setting forth the stock price, effective date and the increase in the exchange rate, expressed as a number of additional shares of the Guarantor’s common stock to be received per $1,000 principal amount of Securities, upon an exchange in connection with a “make-whole fundamental change” (as defined in the Offering Circular) that occurs in the corresponding period.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

SCHEDULE C

Supplemental Marketing Materials

None.

SCHEDULE D

Significant Subsidiaries of the Company and Guarantor

Significant Subsidiaries Rayonier TRS Holdings Inc.

Rayonier Performance Fibers LLC

Rayonier Wood Products LLC

TerraPointe LLC

Rayonier Forest Operations LLC

Rayonier Wood Procurement LLC

Significant Subsidiaries of Rayonier Inc. (other than the Company)

Rayonier Forest Resources, L.P.

Rayonier Timberlands Management LLC

Rayonier Canterbury LLC

SCHEDULE E

The Purchasers shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that Deloitte & Touche LLP is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Preliminary and Final Offering Circular and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) with respect to the period(s) covered by the unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Preliminary and Final Offering Circular, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and the supplementary summary unaudited financial information of the Company and the Guarantor and their consolidated subsidiaries made available by the Company and the Guarantor and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company and the Guarantor; and have made inquiries of certain officials of the Company and the Guarantor who have responsibility for financial and accounting matters of the Company and the Guarantor and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Preliminary and Final Offering Circular; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements included in the Preliminary and Final Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

(B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company, the Guarantor and their consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company, the Guarantor and their consolidated subsidiaries or any decreases in the net current assets or net assets of the Company, the Guarantor and their consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package for such entities to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income, or in the total or per share amounts of consolidated net income of the Company, the Guarantor and their consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package disclose have occurred or may occur;

(iii) With respect to any period as to which officials of the Company and the Guarantor have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company and the Guarantor who have responsibility for the financial and accounting matters of the Company, the Guarantor and their consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company, the Guarantor and their consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company, the Guarantor and their consolidated subsidiaries or any decreases in the net current assets or net assets of the Company, the Guarantor and their consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net operating income, or in the total or per share amounts of consolidated net income of the Company, the Guarantor and their consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package disclose have occurred or may occur; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Preliminary Offering Circular, each other document comprising any part of the General Disclosure Package, the Final Offering Circular and each item of Supplemental Marketing Material (other than any Supplemental Marketing Material that is an electronic road show and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.